Exhibit 10.25

THIRD AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is dated as of December 6, 2011, and is made by and among SPARTECH CORPORATION, a Delaware corporation (the "Borrower"), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Administrative Agent").
WITNESSETH:
WHEREAS, reference is made to that certain Amended and Restated Credit Agreement dated as of June 9, 2010, as amended by a First Amendment thereto dated as of July 2, 2010 and a Second Amendment thereto dated as of January 12, 2011 (collectively, the "Credit Agreement"), by and among the Borrower, the Guarantors from time to time party thereto (the "Guarantors"), the Lenders from time to time party thereto (the "Lenders"), and the Administrative Agent; and
WHEREAS, the Borrower and the Guarantors have requested the Lenders to amend the financial covenants and certain other covenants applicable to the Loan Parties and modify certain definitions used in the calculation of the Fixed Charge Coverage Ratio applicable to the Loan Parties, and the Lenders have agreed to such amendments and modifications, subject to the terms hereof.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Definitions. Capitalized terms used in this Amendment unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
2.Amendments to Credit Agreement.

(a)The following definition in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

"Fixed Charge Coverage Ratio shall mean, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA, minus (ii) Capital Expenditures, minus (iii) income tax expense, to (b) the sum of (i) cash Consolidated Interest Expense, plus (ii) Dividends, plus (iii) Stock Redemptions, plus (iv)(A) if such date of determination is on or before the last day of the third fiscal quarter of 2012, 100% of scheduled installment payments of principal of Consolidated Indebtedness, or (B) in the case of any other date of determination, 50% of scheduled installment payments of principal of Consolidated Indebtedness except in the case of the calculation of the Fixed Charge Coverage Ratio for the purposes of Section 8.2.13 [Restricted Payments], 100% of scheduled installment payments of principal of Consolidated Indebtedness, in each case for the four consecutive fiscal quarters most recently ended."
(b)Section 1.3 of the Credit Agreement is hereby amended and restated as follows:

"1.3    Accounting Principles.
Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 8.2 [Negative Covenants], then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding anything to the contrary herein, for purposes of determining compliance with the covenants in this Agreement, any election by the Borrower to measure any portion of a non-derivative financial liability at fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (formerly known as FASB 159) or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made."
(c)Section 8.2.7 of the Credit Agreement is hereby amended and restated as follows:
"8.2.7        Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than (a) 1.75 to 1.00 during the fiscal quarter ended May 1, 2010, (b) thereafter, 2.25 to 1.00 at the end of any fiscal quarter through and including the fourth fiscal quarter of 2011, (c) thereafter, 2.25 to 1.00 at the end of any fiscal quarter through and including the third fiscal quarter of 2012 to the extent that the Borrower records a goodwill impairment in the fourth fiscal quarter of 2011, otherwise 2.00 to 1.00 at the end of any such fiscal quarter through and including the third fiscal quarter of 2012, (d) thereafter, 1.20 to 1.00 at the end of any fiscal quarter through and including the first fiscal quarter of 2013, and (e) 1.30 to 1.00 at the end of the second fiscal quarter of 2013 and thereafter."

(d) Section 8.2.8 of the Credit Agreement is hereby amended and restated as follows:

"8.2.8        Leverage Ratio. Permit the Leverage Ratio to exceed the following amounts during the following periods, which Leverage Ratio shall be calculated in the Compliance Certificates delivered pursuant to Section 8.3.3:

Fiscal Quarter(s)	Maximum Leverage Ratio
January 12, 2011 through end of the first fiscal quarter of the Borrower's 2011 fiscal year	4.25 to 1.00
second fiscal quarter of the Borrower's 2011 fiscal year	4.50 to 1.00
third fiscal quarter of the Borrower's 2011 fiscal year	3.75 to 1.00
fourth fiscal quarter of the Borrower's 2011 fiscal year	3.50 to 1.00
first fiscal quarter of the Borrower's 2012 fiscal year through the second fiscal quarter of the Borrower's 2012 fiscal year	3.25 to 1.00
third fiscal quarter of the Borrower's 2012 fiscal year through the third fiscal quarter of the Borrower's 2013 fiscal year	3.00 to 1.00
fourth fiscal quarter of the Borrower's 2013 fiscal year and thereafter	2.75 to 1.00"

(e)    Section 8.2.18 of the Credit Agreement is hereby amended and restated as follows:
"8.2.18        Capital Expenditures.

(a)    Permit Capital Expenditures of the Borrower and its Subsidiaries unless the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis as of the date of such Capital Expenditure, is not less than (i) 2.25 to 1.00 if such date is on or before the last day of the fourth fiscal quarter of fiscal year 2011, (ii) thereafter, 2.25 to 1.00 if such date is on or before the last day of the third fiscal quarter of fiscal year 2012 to the extent that the Borrower records a goodwill impairment in the fourth fiscal quarter of fiscal year 2011, otherwise 2.00 to 1.00 if such date is on or before the last day of the third fiscal quarter of fiscal year 2012, (iii) thereafter, 1.20 to 1.00 if such date is on or before the last day of the first fiscal quarter of fiscal year 2013, and (iv) thereafter, 1.30 to 1.00 if such date is after the last day of the first fiscal quarter of fiscal year 2013.

(b)    Notwithstanding the provisions of Section 8.2.18(a), as of the end of any fiscal quarter (as used in this Section 8.2.18, each, a "Testing Date"), the Loan Parties shall not allow the aggregate amount of Capital Expenditures for the preceding period of three (3) consecutive fiscal quarters, plus the amount of Capital Expenditures for the immediately following fiscal quarter (as used in this Section 8.2.18, each, a "Testing Period"), to exceed $30,000,000 unless the Leverage Ratio as of such Testing Date is less than 2.50 to 1.00. Solely for purposes of this Section 8.2.18(b), the aggregate amount of Capital Expenditures for each fiscal quarter of the Borrower in fiscal year 2010 shall be deemed to be $5,400,000. If at the end of any fiscal year of the Borrower commencing with the Borrower's fiscal year 2012, the amount of Capital Expenditures for the Testing Period then ended is less than $30,000,000, the amount of Capital Expenditures permitted under this Section 8.2.18 for the immediately succeeding four (4) fiscal quarters shall be increased by the total amount of the unused permitted Capital Expenditures calculated as of the Testing Date coinciding on such fiscal year end (less an amount equal to any unused Capital Expenditures carried forward to such Testing Date coinciding on such fiscal year end) with Capital Expenditures made by the Borrower and its Subsidiaries in such succeeding Testing Period applied last to such unutilized amount."

(f) Section 8.3.5 of the Credit Agreement is hereby amended and restated as follows:
"8.3.5        Capital Expenditure Reporting. Within thirty (30) days after the end of each fiscal quarter of the Borrower, a detailed report on the Capital Expenditures of the Borrower and its Subsidiaries made during such prior fiscal quarter, together with a budget for Capital Expenditures projected for the current fiscal quarter, together with management's commentary and analysis of each project undertaken during such prior fiscal quarter, except that no such reporting under this Section 8.3.5 is required after any fiscal quarter of the Borrower at the end of which both (i) the Leverage Ratio is less than 2.50 to 1.00, and (ii) the Borrower has in effect a long-term debt rating of BBB- (such rating, and its equivalent as described below, the "Rating Threshold") or higher from Fitch IBCA, Duff & Phelps, a division of Fitch, Inc., and its successors ("Fitch"), or an equivalent rating from another nationally recognized statistical rating organization (an "NSRO"), and has delivered to the Administrative Agent a copy of the letter from Fitch or such other NSRO providing such rating together with each letter from any other NSRO providing a rating on the Borrower's long-term debt (and written confirmation of each such rating from each such NSRO on an annual basis thereafter), and provided that each such rating is not below the Rating Threshold."

(g)    Schedules to Credit Agreement. Schedule 6.1.1 [Qualifications to do Business], and Schedule 6.2 [Subsidiaries] to the Credit Agreement are hereby amended and restated to read in their entirety as attached to this Amendment as "Schedule 6.1.1 [Qualifications to do Business]", and "Schedule 6.2 [Subsidiaries]", respectively.
(h) Exhibit 8.3.3 [Quarterly Compliance Certificate]. Exhibit 8.3.3 [Quarterly Compliance Certificate] of the Credit Agreement is hereby amended and restated to read in its entirety as attached to this Amendment as "Exhibit 8.3.3 [Quarterly Compliance Certificate]".
(i)    Schedules to Security Agreement. Schedule 1 [Pledged Shares], Schedule 7 [Filing Offices], and Schedule 15 [Organizational Identification Numbers] to the Security Agreement are hereby amended and restated to read in their entirety as attached to this Amendment as "Schedule 1 [Pledged Shares]", "Schedule 7 [Filing Offices]", and "Schedule 15 [Organizational Identification Numbers]", respectively.

3.Tax Restructuring and Waiver.
(a)Representations and Covenants Relating to Tax Restructuring. The Borrower and the Guarantors hereby represent and warrant, covenant and agree, unto the Lenders as follows:

(i)    The Loan Parties and their respective Subsidiaries, as the case may be, have caused or permitted each of the following transactions to occur, all in accordance with documents of which true and complete copies of the documents effecting the same have been delivered to the Administrative Agent (collectively, the "Tax Restructuring"):
(A)    each of Atlas Alchem Plastics, Inc., Alchem Plastics, Inc., Spartech Plastics, LLC, Spartech CMD, LLC and Spartech SPD, LLC (each being a Subsidiary Guarantor) was merged with and into Spartech Polycom (defined below);
(B)    Spartech Polycom, Inc., a Pennsylvania corporation, re-incorporated itself in the State of Delaware ("Spartech Polycom");
(C)    Creative Forming, Inc., a Wisconsin corporation, converted to a limited liability company under Wisconsin law named Creative Forming, LLC;
(D)    Polymer Extruded Products, LLC, a newly-formed New Jersey limited liability company, merged with Polymer Extruded Products, Inc. and PEPAC Holdings, Inc., with Polymer Extruded Products, LLC as the surviving entity ("Polymer LLC");
(E)    Certain assets of the Borrower and/or the Guarantors were contributed to Spartech Polycom (Texas), Inc., a Delaware corporation ("Spartech Texas"); and
(F)    In connection with the Tax Restructuring, no assets were transferred to Persons other than the Borrower and the Subsidiary Guarantors and no Indebtedness or other obligation was incurred to Persons other than the Borrower and the Subsidiary Guarantors.
(ii)    Polymer LLC and Spartech Texas have each executed and delivered to the Administrative Agent a Joinder Agreement and each of the other documents described in Section 11.3 [Joinder of Loan Party] to the Credit Agreement. The Borrower and the Guarantors will each provide such other agreements, documents and instruments as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, related to the Tax Restructuring and the Administrative Agent's Prior Security Interest, both before and after giving effect to the Tax Restructuring. For the avoidance of doubt, the failure of the Borrower and the Guarantors to comply with the foregoing covenant shall constitute an Event of Default.

(iii)    The Borrower and the Guarantors have requested that the Lenders waive the following in connection with the Tax Restructuring: (i) waive the applicable provisions of the Credit Agreement at Section 8.1.1 [Preservation of Existence, Etc.], Section 8.1.8 [Further Assurances], Section 8.2.2 [Disposition of Assets], Section 8.2.3 [Consolidations and Mergers] and Section 11.13 [Joinder of Loan Party]; and (ii) waive the applicable provisions of the Security Agreement at Section 8.10 [Corporate Changes], and 8.15 [Preservation of Security Interest and Other Perfection]; in each case solely to the extent necessary to permit the Tax Restructuring, and agree that the Asset Sales described in Section 3(a)(i)(E) above that occurred as part of the Tax Restructuring will be disregarded for all purposes of determining compliance with Section 8.2.2(c)(ii) [Dispositions of Assets] of the Credit Agreement and that no such Asset Sale shall give rise to a prepayment under Section 5.7.1 [Mandatory Prepayments; Reduction of Commitments -- Asset Sales] of the Credit Agreement.
(b)Waiver and Consent to Tax Restructuring. Expressly subject to the terms and conditions of this Amendment, and in reliance upon the representations, warranties, covenants and agreements set forth in Section 3(a) above and elsewhere in this Amendment, the Lenders hereby: (i) acknowledge the Tax Restructuring; (ii) consent to and permit the Tax Restructuring; and (iii) waive any Events of Default that may have arisen solely from the failure of the Borrower and the Guarantors to comply with the provisions under each of the applicable provisions of: (A) the Credit Agreement at Section 8.1.1 [Preservation of Existence, Etc.], Section 8.1.8 [Further Assurances], Section 8.2.2 [Disposition of Assets], Section 8.2.3 [Consolidations and Mergers] and Section 11.13 [Joinder of Loan Party]; and (B) the Security Agreement at Section 8.10 [Corporate Changes], and 8.15 [Preservation of Security Interest and Other Perfection], and agree that the Asset Sales described in Section 3(a)(i)(E) above that occurred as part of the Tax Restructuring will be disregarded for all purposes of determining compliance with Section 8.2.2(c)(ii) [Dispositions of Assets] of the Credit Agreement and that no such Asset Sale shall give rise to a prepayment under Section 5.7.1 [Mandatory Prepayments; Reduction of Commitments -- Asset Sales] of the Credit Agreement; in each case solely to the extent necessary permit the Tax Restructuring; but for no other purpose, and each such Section remains in full force and effect for all other purposes and all time periods both prior to and after the effectiveness of this Amendment.

4.Conditions to Effectiveness. This Amendment shall become effective as of the date hereof on the first date when the Loan Parties have satisfied all of the following conditions to the satisfaction of the Administrative Agent (the "Effective Date"):

(a)Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the

Administrative Agent, and the Administrative Agent shall have received (i) from the Borrower, the Guarantors and the Required Lenders an executed counterpart original of this Amendment; and (ii) all such other counterpart originals or certified or other copies of such documents and proceedings as set forth in Section 3 of this Amendment, and otherwise in connection with such transactions as may be reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

(b)Each Loan Party shall have delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i)all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;
(ii)the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and
(iii)copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the date of this Amendment certified by the appropriate state official where such documents are filed in a state office (or, in the event that no change has been made to such organizational documents previously delivered to the Administrative Agent, so certified by the Secretary or Assistant Secretary of such Loan Party).

(c)The Noteholders under the Note Purchase Agreement for the Borrower's 6.58% Senior Notes due 2016 shall have executed and delivered a waiver and amendment to such Note Purchase Agreement between such Noteholders and the Borrower pursuant to which (i) the Noteholders waive the corresponding provisions of such Note Purchase Agreement in connection with the Tax Restructuring and (ii) the financial covenants and certain other covenants applicable to the Loan Parties and related definitions in such Note Purchase Agreement are amended to be consistent with the corresponding definitions, financial covenant ratios and levels, and other covenants set forth in this Amendment. To the extent that the Noteholders and the Loan Parties modify such Note Purchase Agreement to incorporate waivers and amendments substantially the same as the waivers and amendments as set forth in this Amendment, the Lenders consent to such modifications notwithstanding Section 2.8(e) of the Intercreditor Agreement, subject to the agreement of the Noteholders to consent to the corresponding modifications set forth in this Amendment. The Lenders hereby consent to (i) a one-half percent (0.5%) increase in the interest payable on the principal amount outstanding by the Borrower to such Noteholders as set forth in the Fourth Amendment to such Note Purchase Agreement of even date herewith, and (ii) payment of the fees paid to such Noteholders at closing in connection with such Fourth Amendment to such Note Purchase Agreement in an amount equal to twenty-five basis points (0.25%) of the principal amount outstanding by the Borrower to such Noteholders, and agree that the payment of such increased interest and such fees shall not constitute a violation of Section 8.2.19(a) of the Credit Agreement.

(d)Officer's Certifications. By execution and delivery of this Amendment to the Administrative Agent, each of the Loan Parties certifies that, as of the date hereof, after giving effect to this Amendment: (i) the representations and warranties of each of the Loan Parties contained in this Amendment, in Section 6 of the Credit Agreement and in each of the other Loan Documents, are and will be, after giving effect to the waivers of the Lenders granted in Section 3 of this Amendment, true and correct in all material respects on and as of the Effective Date and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such dates (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein), and (ii) no Event of Default or Potential Default has occurred and is continuing or exists.

(e)Compliance. Each Loan Party represents and warrants that no default or event of default shall have occurred or will occur under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor as a result of and after giving effect to the transactions contemplated by this Amendment.

(f)Payment of Fees. The Borrower shall have paid or caused to be paid to the Administrative Agent the following: (i) for the account of each of the Lenders signatory to this Amendment, a nonrefundable amendment fee in an amount equal to 12.5 basis points (0.125%) multiplied by such Lender's Revolving Credit Commitment, which fee shall be deemed earned as of the date of this Amendment, and (ii) for the Administrative Agent and for the account of the Lenders all other fees accrued through the Effective Date and the date hereof to the extent not previously paid. The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and hold the Administrative Agent harmless against liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including, without limitation, reasonable expenses of counsel, incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

5.Miscellaneous.

(a)Force and Effect. The Credit Agreement and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect. No novation to any Loan Document is intended or shall occur by or as a result of this Amendment.
(b)Governing Law. This Amendment shall be deemed to be a contract under the Laws of the State of New York.
(c)Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party; provided, however that any Person making delivery by telecopy or electronic portable document format shall promptly deliver an executed original of the same to the Administrative Agent.
(d)Construction. From and after the Effective Date, each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference, and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended hereby .
[SIGNATURES BEGIN ON NEXT PAGE]

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

SPARTECH CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

ALCHEM PLASTICS CORPORATION
POLYMER EXTRUDED PRODUCTS, LLC, itself     and as successor by merger to Polymer Extruded     Products, Inc. and PEPAC Holdings, Inc.
SPARTECH POLYCAST, INC.
SPARTECH TOWNSEND, INC.
SPARTECH POLYCOM, INC., itself and as successor by     merger to Atlas Alchem Plastics, Inc., Alchem     Plastics, Inc., Spartech Plastics, LLC, Spartech     CMD, LLC, and Spartech SPD, LLC
FRANKLIN-BURLINGTON PLASTICS, INC.
SPARTECH FCD, LLC
By: Polymer Extruded Products, LLC, its managing     member
SPARTECH MEXICO HOLDING COMPANY
SPARTECH MEXICO HOLDING COMPANY TWO
SPARTECH MEXICO HOLDINGS, LLC
By: Spartech Mexico Holding Company, its sole member
CREATIVE FORMING, LLC, formerly known as Creative     Forming, Inc.
Spartech Research and Development, LLC
By: Spartech Corporation, its sole member
SPARTECH FRANCE HOLDINGS, L.P.
By: Spartech Polycom, Inc., its General Partner
SPARTECH POLYCOM (TEXAS), INC.

By:
Randy C. Martin
Vice President for all of the above

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
Individually and as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL     ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

COMPASS BANK

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

FIRSTMERIT BANK, N.A.

By:
Name:
Title: